EXHIBIT (m)

                                DISTRIBUTION PLAN

                      TIAA-CREF Institutional Mutual Funds
                             Retirement Class Shares

                                  May 22, 2002

A. TIAA-CREF Institutional Mutual Funds (the "Institutional Fund"), a diversified, open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), has adopted this distribution plan (the "Plan") in accordance with Rule 12b-1 under the 1940 Act.

B. The Institutional Fund distributes its Retirement Class shares of beneficial interest (the "Retirement Class Shares") in accordance with Rule 12b-1 under the 1940 Act. The Plan pertains to Retirement Class Shares of the series of the Institutional Fund listed on SCHEDULE A hereto, as amended from time to time (each a "Fund" and collectively, the "Funds"). The Plan also applies to the Retirement Class Shares of any other Fund as shall be designated from time to time by the board of trustees of the Trust (the "Board") in any supplement to the Plan.

     1. Each Fund may reimburse Teachers Personal Investors Services, Inc. (the "principal underwriter"), for all or part of certain expenses described in paragraph 2 herein that are incurred in connection with the promotion and distribution of the Retirement Class Shares (such expenses, the "Retirement Class Distribution Expenses"). Reimbursements by a Fund under the Plan are calculated daily and paid monthly up to a rate or rates approved from time to time by the Board, provided that no rate approved by the Board for any Fund may exceed the annual rate of 0.04% of the average daily net asset value of Shares of such Fund (the "Maximum Retirement Class Distribution Fee"). For purposes of determining the reimbursements payable under the Plan, the net asset value of the outstanding Retirement Class Shares of a Fund are computed in accordance with the Declaration of Trust of the Institutional Fund.

     2. A Fund may reimburse the principal underwriter for Retirement Class Distribution expenses up to the amount of the Maximum Retirement Class Distribution Fee, for expenses it incurs to finance any activity that is primarily intended to promote the sale of Retirement Class Shares and provide ongoing servicing and maintenance of the accounts of shareholders of the Retirement Class Shares, including, but not limited to, compensation of dealers and others for the expenses of their various activities primarily intended to promote the sale of Retirement Class shares, and for providing personal and account maintenance services to Retirement Class shareholders and salaries and other expenses relating to the Retirement Class account servicing efforts. Without limiting the generality of the foregoing, the initial categories of Retirement Class Distribution Expenses include:

     (a) expenses incurred for the preparation and distribution of sales literature (including advertising) used in connection with the offering of the Retirement Class Shares;

     (b) the cost of printing or distributing the Institutional Fund's prospectus or statement of additional information (or supplements thereto) used in connection with the offering of the Retirement Class Shares;

     (c) the cost of printing and distributing additional copies, for use as sales literature for the Retirement Class Shares, of annual reports and other communications prepared by the Institutional Fund;

     (d) the cost of holding seminars and sales meetings designed to promote the sale of Retirement Class Shares; and

     (e) the cost of any other activity that the Board determines is primarily intended to promote the sale of Retirement Class Shares.

     3. Agreements between the principal underwriter and selected broker-dealers may provide for payment of fees to such dealers in connection with the sale of Retirement Class Shares and the provision of services to holders of Retirement Class Shares. This Plan shall not be construed as requiring the Institutional Fund to make any payment to any party or to have any obligations to any party in connection with services relating to the Retirement Class Shares. The principal underwriter undertakes that any agreement entered into between the principal underwriter and any other party relating to sales of the Retirement Class Shares shall provide that such other party shall look solely to the principal underwriter for compensation for its services thereunder and that in no event shall such party seek any payment from the Institutional Fund.

     4. Nothing contained in this Plan shall be deemed to require the Institutional Fund to take any action contrary to its Declaration of Trust or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of the responsibility for and control of the conduct of the affairs of the Institutional Fund.

     5. This Plan is effective upon approval by a vote of the Board and a vote of a majority of the trustees who are not "interested persons" (as this term is defined in the 1940 Act) of the Institutional Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "qualified disinterested trustees"), such votes having been cast in person at a meeting called for the purpose of voting on this Plan.

     6. This Plan will remain in effect beyond the first anniversary of its effective date only if its continuance is specifically approved at least annually by a vote of both a majority of the Board and a majority of the qualified disinterested trustees. In connection with the annual review and approval of this Plan, the principal underwriter shall furnish the Board with such information as the Board may reasonable request in order to enable the Board to make an informed determination of whether the Plan should be continued. This Plan shall expire on the last day of the Fund's fiscal year in any year in which such approval is not obtained.

     7. The Trust and the principal underwriter shall provide the Board, and the Board shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made. In the event that the amount of such expenses is not specifically attributable to the Retirement Class Shares of any particular Fund, the principal underwriter may allocate such expenses to the Retirement Class Shares of each Fund deemed to be reasonably likely to benefit therefrom based upon the ratio of the average daily net assets of Retirement Class Shares in each Fund during the previous period to the aggregate average daily net assets of Retirement Class Shares in all Funds for such period. Any such allocation is subject to such adjustments as the principal underwriter, with approval from the Board, shall deem appropriate to render the allocation fair and equitable under the circumstances.

     8. This Plan may be amended at any time by the Board, provided that it may not be amended to increase materially the amount that may be spent for distribution and servicing of the Retirement Class Shares without the approval of holders of a "majority of the outstanding votes" (as this phrase is defined in the 1940 Act) attributable to Retirement Class Shares and may not be materially amended in any case without a vote of a majority of both the trustees and the qualified disinterested trustees. This Plan may be terminated at any time by a vote of a majority of the qualified disinterested trustees or by a vote of the holders of a majority of the outstanding votes attributable to Retirement Class Shares

     9. In the event of termination or expiration of the Plan, the Institutional Fund may nevertheless, within twelve months of such termination or expiration, reimburse the principal underwriter for any Retirement Class Distribution Expense accrued prior to such termination or expiration (subject to the Maximum Retirement Class Distribution Fee set forth in paragraph 1 above), provided that payments are specifically approved by the Board, including a majority of the qualified disinterested trustees.

     10. While this Plan is in effect, the selection and nomination of qualified disinterested trustees shall be committed to the discretion of the sitting qualified disinterested trustees.

     11. Any agreement related to this Plan shall be in writing and shall provide in substance that: (a) such agreement, with respect to any Fund, may be terminated at any time, without the payment of any penalty, by vote of a majority of the qualified disinterested trustees or by vote of a "majority of the outstanding votes" (as this phrase is defined in the 1940 Act) attributable to Retirement Class Shares of that Fund, on not more than sixty (60) days written notice to any other party to the agreement; and (b) such agreement shall terminate automatically in the event of its assignment.

     12. The Institutional Fund shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 7 hereof, for a period of not less than six (6) years from the end of the fiscal year in which such records or documents were made. For a period of two (2) years, each such record or document shall be kept in an easily accessible place.

     13. This Plan shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act.

     14. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

     15. Neither this Plan nor any other transaction between the parties hereto pursuant to this Plan shall be invalidated or in any way affected by the fact that any or all of the trustees, officers, shareholders, or other representatives of the Institutional Fund are or may be interested persons of the principal underwriter, or any successor or assignee thereof, or that any or all of the directors, officers, or other representatives of the principal underwriter are or may be interested persons of the Institutional Fund, except as otherwise may be provided in the 1940 Act.

     16. The Trustees and the shareholders of each Fund are not liable for any obligations of the Institutional Fund or a Fund under this Plan.

                                   SCHEDULE A

                                                                                  MAXIMUM DISTRIBUTION FEE
                                                                                 (EXPRESSED AS AN ANNUAL RATE OF THE
                                                     DATE APPROVED                AVERAGE DAILY NET ASSETS OF THE FUND
NAME OF FUND                                          OR AMENDED                  ATTRIBUTABLE TO THE RETIREMENT CLASS)
----------------------------------------------------------------------------------------------------------------------
International Equity Fund                            May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Growth and Income Fund                               May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Social Choice Equity Fund                            May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Large-Cap Value Fund                                 May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth Fund                                  May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Mid-Cap Value Fund                                   May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Small-Cap Equity Fund                                July 17, 2002                               0.04%
----------------------------------------------------------------------------------------------------------------------
S&P 500 Index Fund                                   May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Real Estate Securities Fund                          May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
International Equity Index Fund                      May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Large-Cap Value Index Fund                           May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Large-Cap Growth Index Fund                          May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Mid-Cap Value Index Fund                             May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth Index Fund                            May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Mid-Cap Blend Index Fund                             May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Small-Cap Value Index Fund                           May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Small-Cap Growth Index Fund                          May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------
Small-Cap Blend Index Fund                           May 22, 2002                                0.04%
----------------------------------------------------------------------------------------------------------------------